                                CLECO CORPORATION
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                       FOR THE THREE MONTHS ENDED JUNE 30,
                                   (Unaudited)


                                                                       (In thousands, except share
                                                                         and per share amounts)

                                                                                1998                1997
                                                                         -----------         -----------
BASIC

Net income applicable to common stock                                    $    14,491         $    10,744
                                                                         ===========         ===========

Weighted average number of shares of common
  stock outstanding during the period                                     22,481,365          22,459,381
                                                                         ===========         ===========

Basic net income per common share                                        $      0.64         $      0.48
                                                                         ===========         ===========

DILUTED

Net income applicable to common stock                                    $    14,491         $    10,744

Adjustments to net income related to Employee
  Stock Ownership Plan (ESOP) under the "if-converted" method:
  Add loss of deduction from net income for actual
    dividends paid on convertible preferred stock,
    net of tax                                                                   359                 364
  Deduct additional cash contribution
    required which is equal to dividends
    on preferred stock less dividends
    paid at the common dividend rate, net
    of tax                                                                       (24)                (25)
  Add tax benefit associated with dividends
     paid on allocated common shares                                              87                  73
                                                                         -----------         -----------
Adjusted income applicable to common stock                               $    14,913         $    11,156
                                                                         ===========         ===========

Weighted average number of shares of common
    stock outstanding during the period                                   22,481,365          22,459,381

Number of equivalent common shares
    attributable to ESOP                                                   1,378,250           1,398,053

Common stock under stock option grants                                         6,452               6,978
                                                                         -----------         -----------

  Average shares                                                          23,866,067          23,864,412
                                                                         ===========         ===========
Diluted net income per common share                                      $      0.63         $      0.47
                                                                         ===========         ===========

                               CLECO CORPORATION
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                       FOR THE SIX MONTHS ENDED JUNE 30,
                                  (Unaudited)


                                                                          (In thousands, except share
                                                                             and per share amounts)

                                                                             1998                1997
                                                                         -----------         -----------
BASIC

Net income applicable to common stock                                    $    20,959         $    17,746
                                                                         ===========         ===========

Weighted average number of shares of common
  stock outstanding during the period                                     22,475,719          22,458,173
                                                                         ===========         ===========

Basic net income per common share                                        $      0.93         $      0.79
                                                                         ===========         ===========

DILUTED

Net income applicable to common stock                                    $    20,959         $    17,746

Adjustments to net income related to Employee
  Stock Ownership Plan (ESOP) under the "if-converted" method:
  Add loss of deduction from net income for actual
    dividends paid on convertible preferred stock,
    net of tax                                                                   718                 728
  Deduct additional cash contribution
    required which is equal to dividends
    on preferred stock less dividends
    paid at the common dividend rate, net
    of tax                                                                       (47)                (58)
  Add tax benefit associated with dividends
     paid on allocated common shares                                             171                 140
                                                                         -----------         -----------
Adjusted income applicable to common stock                               $    21,801         $    18,556
                                                                         ===========         ===========

Weighted average number of shares of common
    stock outstanding during the period                                   22,475,719          22,458,173

Number of equivalent common shares
    attributable to ESOP                                                   1,383,575           1,398,907

Common stock under stock option grants                                         6,655               7,200
                                                                         -----------         -----------

  Average shares                                                          23,865,949          23,864,280
                                                                         ===========         ===========
Diluted net income per common share                                      $      0.91         $      0.78
                                                                         ===========         ===========